Exhibit 99.1

Energous Wireless Power Solutions Reports First Quarter 2025 Results

SAN JOSE, Calif. – May 13, 2025 – Energous Corporation d/b/a Energous Wireless Power Solutions (NASDAQ: WATT) (the “Company,” “we,” or “our”), a pioneer in scalable, over-the-air (OTA) wireless power networks, today announced financial results for the first quarter ended March 31, 2025 and provided an update on recent events and Company highlights.

“As the Company enters the second quarter of 2025, we have continued to focus on executing the strategic initiatives established during 2024, including creating an efficient infrastructure and fortifying partner relationships ripe with expansion opportunities for deploying our scalable, RF-based wireless power network solutions that connect businesses with critical data, delivering operational efficiency with fewer batteries – for a smarter, more sustainable future,” said Mallorie Burak, CEO and CFO of Energous Wireless Power Solutions. “Reducing the Company’s cash burn remains a priority, with actions taken since last year resulting in annualized cost savings of approximately $7.3 million. We experienced revenue increases of over 430% in the first quarter of 2025 compared to the first quarter of the prior year, and we expect continued steady growth of revenue in the coming quarters, as we continue to strengthen relationships with key customers, secure new customers, and continue to introduce our innovative new products. A key strategic milestone for the Company was securing $13.8 million of net proceeds from our at-the-market offering program in the first quarter of 2025 to fund our growth as we pursue our strategic objectives.”

First Quarter 2025 Financial Results

•	Revenue for the quarter ended March 31, 2025 of $0.3 million versus approximately $0.1 million in the same period in 2024, representing a 436% increase year over year.

o	The increase was primarily driven by a year over year 483% increase in revenue of our PowerBridge transmitter systems, with the first quarter of 2025 marking a turning point in the commercial adoption of our technology to serve as the backbone for infrastructure modernization projects spearheaded by major nationwide retailers.

o	After the end of the first quarter, the Company shipped an additional $0.3 million in product, primarily attributable to fulfilment of PowerBridge transmitter system orders to multinational retailers in addition to a new order from a multi-billion dollar power company conducting a proof of concept.

•	With the ramp up of our volume manufacturing during the first quarter of 2025, product margins improved significantly, driving a gross profit of approximately $0.1 million during the first quarter of 2025 compared to a gross loss of $45,000 in the prior year period, representing a 307% improvement.

•	Operating expenses for the first quarter of 2025 totaled $3.7 million versus $6.6 million for the same period in 2024, a 44% improvement year over year.

•	Total first quarter 2025 GAAP operating expenses were $3.7 million, consisting of $1.2 million in research and development (R&D) expenses and $2.5 million in sales, marketing, general and administrative (SG&A) expenses, severance expense, and abandoned financing transaction expenses related to the Regulation A offering.

•	Non-GAAP operating expenses for the quarter ended March 31, 2025 were $2.5 million, decreasing from $4.7 million in the first quarter of 2024, representing a reduction of approximately $2.2 million, or 46%, year over year.

•	Continued operational and manufacturing cost reductions coupled with increased commercial revenue yielded improved year over year net loss and loss per share of approximately $(3.4) million, or $(0.12) per basic and diluted share, for first quarter of 2025, versus a net loss of approximately $(6.6) million, or $(1.11) per basic and diluted share, for the first quarter of 2024.

•	Non-GAAP net loss of approximately $(2.5) million for the quarter ended March 31, 2025 versus non-GAAP net loss of approximately $(4.6) million for the same 2024 period, representing a 47% improvement year over year.

•	Approximately $10.1 million in cash and cash equivalents as of March 31, 2025.

See “Non-GAAP Financial Measures” below for additional information.

Company Highlights

•	During the first quarter of 2025, the Company raised $13.8 million of net proceeds under its at-the-market offering program. This capital allows the Company to continue executing upon its growth initiatives for 2025 and fulfilling customer orders.

•	The Company is experiencing a growing backlog of enterprise orders demonstrating increased market adoption of the Company’s wireless power network (WPN) solutions.

•	The Company announced the acceleration of a multi-stage infrastructure modernization project by a Fortune 10 multinational retailer planning to deploy PowerBridge PRO transmitters in more than 4,700 locations nationwide. (https://energous.com/company/newsroom/news/energous-partners-with-fortune-10-retailer-to-scale-wireless-power-deployment-across-4700-u-s-locations/)

•	The Company introduced two new products: the AI driven PowerBridgeMOD and PowerBridge PRO+ with integrated gateway. These new products exemplify Energous’ mission to continue delivering innovative, adaptable, and versatile enterprise asset tracking solutions. (https://energous.com/company/newsroom/news/energous-introduces-ai-driven-powerbridgemod-and-powerbridge-pro-with-integrated-gateway-creating-adaptable-and-versatile-asset-tracking-solutions/)

“Additional PowerBridge PRO shipments to multinational retailers during the first quarter of 2025 demonstrates the traction that our wireless power technology is gaining in transforming and modernizing the operations of major retailers, setting new industry standards and best practices for automating asset tracking,” said Mallorie Burak, CEO and CFO, Energous Wireless Power Solutions. “We remain committed to driving the continued adoption of our innovative technology, staying laser focused on optimizing our operations to position the Company for growth, and remaining a leader in the wireless power technology space.”

About Energous Wireless Power Solutions

Energous Corporation d/b/a Energous Wireless Power Solutions (NASDAQ: WATT) is pioneering scalable, over-the-air (OTA) wireless power networks that enable unprecedented levels of visibility, control, and intelligent business automation. The Company’s wireless power transmitter and receiver technologies deliver continuous access to wireless power, helping drive a new generation of battery-free devices for asset and inventory tracking and management—from retail sensors, electronic shelf labels, and asset trackers, to air quality monitors, motion detectors, and more. For more information, visit http://www.energous.com/ or follow on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results and projections, our backlog, expected company growth, and potential cost savings. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). We use non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP operating expenses, non-GAAP sales, marketing, general and administrative expenses (SG&A) and non-GAAP research and development expenses (R&D). Non-GAAP net loss and non-GAAP operating expenses exclude depreciation and amortization, stock-based compensation expense, severance expense, change in fair value of warrant liability, and expenses related to the abandonment of financing transactions. Non-GAAP operating expenses excludes depreciation and amortization, stock-based compensation expense, expenses related to the abandonment of financing transactions, and severance expense. Non-GAAP SG&A excludes depreciation and amortization and stock-based compensation expense, and expenses related to the abandonment of financing transactions. Non-GAAP R&D excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

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Contacts:

Investor Relations

IR@energous.com

Media Relations

pr@energous.com

Energous Corporation
BALANCE SHEETS (Unaudited)
(in thousands)
	As of
	March 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$10,085	$1,353
Accounts receivable, net	312	78
Inventory	644	498
Prepaid expenses and other current assets	844	983
Total current assets	11,885	2,912

Property and equipment, net	332	356
Operating lease right-of-use lease assets	1,160	527
Total assets	$13,377	$3,795

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,276	$1,852
Accrued expenses	534	1,135
Accrued severance expense	101	28
Warrant liability	91	358
Operating lease liabilities, current portion	385	668
Short-term loan payable, net	523	818
Deferred revenue	11	13
Total current liabilities	2,921	4,872

Operating lease liabilities, long-term portion	960	-
Total liabilities	3,881	4,872

Stockholders’ equity (deficit):
Common stock	1	1
Additional paid-in capital	413,301	399,362
Accumulated deficit	(403,806)	(400,440)
Total stockholders’ equity (deficit)	9,496	(1,077)
Total liabilities and stockholders’ equity (deficit)	$13,377	$3,795

Energous Corporation
STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2025	2024
Revenue	$343	$64
Cost of revenue	250	109
Gross profit (loss)	93	(45)

Operating expenses:
Research and development	1,192	2,189
Sales and marketing	589	873
General and administrative	895	1,995
Severance expense	372	1,563
Expenses from abandoned financing transaction	656	–
Total operating expenses	3,704	6,620
Loss from operations	(3,611)	(6,665)

Other income (expense), net:
Change in fair value of warrant liability	267	(82)
Interest income (expense), net	(22)	148
Total other income (expense), net	245	66

Net loss	$(3,366)	$(6,599)

Basic and diluted net loss per common share	$(0.12)	$(1.11)

Weighted average shares outstanding, basic and diluted	28,443,192	5,961,186

Energous Corporation
Reconciliation of Non-GAAP Information
(Unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2025	2024
Net loss (GAAP)	$(3,366)	$(6,599)
Add (subtract) the following items:
Depreciation and amortization	45	48
Stock-based compensation *	94	274
Severance expense	372	1,563
Expenses from abandoned financing transaction	656	–
Change in fair value of warrant liability	(267)	82
Adjusted net non-GAAP loss	$(2,466)	$(4,632)

* Stock-based compensation excludes $16 and $130 which is included in severance expense for the three months ended March 31, 2025 and 2024, respectively.
Stock-based compensation excludes $1 which is included in cost of revenue for the three months ended March 31, 2025.

Total operating expenses (GAAP)	$3,704	$6,620
Subtract the following items:
Depreciation and amortization	(45)	(48)
Stock-based compensation *	(94)	(274)
Severance expense	(372)	(1,563)
Expenses from abandoned financing transaction	(656)	–
Adjusted non-GAAP operating expenses	$2,537	$4,735

* Stock-based compensation excludes $16 and $130 which is included in severance expense for the three months ended March 31, 2025 and 2024, respectively.
Stock-based compensation excludes $1 which is included in cost of revenue for the three months ended March 31, 2025.

Total research and development expenses (GAAP)	$1,192	$2,189
Subtract the following items:
Depreciation and amortization	(43)	(41)
Stock-based compensation	(9)	(107)
Adjusted non-GAAP research and development expenses	$1,140	$2,041

Total sales, marketing, general and administrative expenses (GAAP)	$1,484	$2,868
Subtract the following items:
Depreciation and amortization	(2)	(7)
Stock-based compensation	(85)	(167)
Adjusted non-GAAP sales, marketing, general and administrative expenses	$1,397	$2,694

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